Exhibit 10.33

AMENDMENT NO. 6 TO THE COMMON

STOCK PURCHASE AGREEMENT

This Amendment No. 6 (this “Amendment”) to that certain Common Stock Purchase Agreement, dated as of June 23, 2021 (as amended and as may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Ocean Biomedical, Inc., a Delaware corporation (the “Company”) and The Regents of the University of California, as Trustee of the University of California Retirement Plan (the “Purchaser”), is made and entered into as of December 31, 2021, by and among the Company and the Purchaser. Terms used herein but not otherwise defined shall have the meanings as set forth in the Purchase Agreement.

WHEREAS, the Company and the Purchaser have entered into the Purchase Agreement for the purchase and sale of the Common Stock of the Company;

WHEREAS, on July 9, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 1 to the Purchase Agreement to extend the termination date under the Purchase Agreement;

WHEREAS, on July 29, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 2 to the Purchase Agreement to extend the termination date under the Purchase Agreement;

WHEREAS, on August 9, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 3 to the Purchase Agreement to further revise the Purchase Agreement;

WHEREAS, on August 25, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 4 to the Purchase Agreement to extend the Purchase Agreement;

WHEREAS, on October 15, 2021, the Company and the Purchaser have previously entered into that certain Amendment No. 5 to the Purchase Agreement to extend the Purchase Agreement;

WHEREAS, the Company and the Purchaser mutually wish to further amend the Purchase Agreement to further extend the termination date under the Purchase Agreement; and

WHEREAS, pursuant to Section 6.5 of the Purchase Agreement, the Purchase Agreement may be amended in a writing executed by an authorized representative of each of the Company and the Purchaser.

NOW, THEREFORE BE IT RESOLVED, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF PURCHASE AGREEMENT.

1.1 Amendment of Section 5.5. Pursuant to Section 6.5 of the Purchase Agreement, Section 5.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Use of Proceeds. The Subscription Amount shall be used by the Company for the continued pre-and post-clinical development of the Company’s drug product candidates and/or business development activities, working capital and other general corporate purposes. The Company shall prioritize the development of any drug product candidates sourced from the University of California until such time as the Company has deployed cash equal to the Subscription Amount.”

1.2 Amendment of Section 6.2. Pursuant to Section 6.5 of the Purchase Agreement, Section 6.2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the written consent of the Company and Purchaser, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) the Registration Statement shall not have been declared effective by the Commission by 11:59 P.M. (Eastern Time) on February 14, 2022.”

2. GENERAL PROVISIONS.

2.1 Full Force and Effect. Except as expressly modified by this Amendment, notwithstanding anything to the contrary in Section 5.5 or Section 6.2 of the Agreement, the terms of the Purchase Agreement are and shall remain in full force and effect.

2.2 Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

2.3 Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

2.4 Modification. This Amendment may not be altered, amended or modified in any way unless done so in accordance with Section 6.5 of the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Name: Dr. Chirinjeev Kathuria
Title: Executive Chairman

PURCHASER:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, AS TRUSTEE OF THE UNIVERSITY OF CALIFORNIA RETIREMENT PLAN

January 11, 2022
By:	/s/ Jagdeep Singh Bachher
Name: Jagdeep Bachher
Title: Chief Investment Officer

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE COMMON STOCK

PURCHASE AGREEMENT